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                                                        EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We have issued our report dated February 14, 1996 accompanying the consolidated financial statements of Equity Residential Properties Trust as of December 31, 1995 and for each of the two years in the period then ended. We consent to the incorporation by reference of the above report in the Registration Statement of Equity Residential Properties Trust on Form S-3, and to the use of our name as it appears under the caption "Experts."


                                        /s/ Grant Thornton LLP

                                        GRANT THORTON LLP
Chicago, Illinois
January 30, 1998